3: k8sept17

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2001

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION
(exact name of registrant as specified in its charter)

State or other jurisdiction of incorporation or organization: Delaware

I.R.S. Employer Identification Number: 51-0002090

Address of principal executive offices: 664 Churchmans Road,
Newark, Delaware Zip Code: 19702

Registrant's telephone number, including area code: (302) 453-6900

ARTESIAN RESOURCES CORPORATION

Item 5     Other Events

ARTESIAN RESOURCES CORPORATION IN DISCUSSIONS TO PURCHASE TIDEWATER UTILITIES FROM MIDDLESEX WATER COMPANY

      NEWARK, DE and ISELIN, NJ -- September 17, 2001 -- Artesian Resources Corporation (NASDAQ:ARTNA) and Middlesex Water Company (NASDAQ:MSEX) today announced that they are in negotiations regarding the sale of Middlesex=s Delaware subsidiary, Tidewater Utilities, Inc. to Artesian. Any agreement resulting from these negotiations would be subject to approval by the Boards of Directors of Artesian and Middlesex and the Delaware Public Service Commission.

      According to Dian C. Taylor, Chief Executive Officer and Chair of the Board of Artesian Resources Corporation, "Artesian=s top priority is providing customers with superior water quality and service at a reasonable cost. We are excited by the possibility of extending these services to more communities in Delaware. There is no doubt that customers will be the winners if the Tidewater system is integrated with Artesian=s."

      "The decision to negotiate a purchase agreement is in the best interest of our customers, shareholders and employees,@ said J. Richard Tompkins, Chairman of Middlesex Water Company and Chairman and President of Tidewater Utilities, Inc. ABoth Tidewater and Artesian have geographically independent systems that can be consolidated into regionally integrated systems producing efficiencies via shared systems and interconnections. In addition, combining the two customer bases would result in greater economies of scale, a more centralized and efficient administration, and subsequently, better service to customers,@ added Tompkins.

      Artesian Resources Corporation, through its wholly owned subsidiary Artesian Water Company, is the oldest and largest investor owned regulated public water utility in the state of Delaware. In operation since 1905, Artesian Water serves approximately 66,000 metered customers, an estimated 214,000 people representing about 27% of Delaware=s total population. Artesian serves customers in all three Delaware counties.

      Tidewater Utilities, Inc., a Delaware corporation, is a wholly owned subsidiary of Middlesex Water Company. Middlesex, one of the leading domestic investor owned water utilities in New Jersey, purchased Tidewater Utilities in 1992. At the time, Tidewater Utilities served 3,200 customers in Sussex and Kent Counties. Due to continued development, and with the acquisition of Public Water Supply Company in 1997, by January 2001, Tidewater=s customer base had grown to more than 16,000.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains "forward-looking statements" that are based upon current information and expectations. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

9/17/01      /s/Dian C. Taylor

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

9/17/01      /s/David B. Spacht

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K